1993 STOCK OPTION PLAN OF

HI-SHEAR TECHNOLOGY CORP.

Hi-Shear Technology Corp., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this 1993 Stock Option Plan (the "Plan"). The purposes of this Plan are as follows:

(1)           To further the growth, development, and financial success of the Company by providing additional incentives to its Directors, Officers and Employees and employees of companies who do business with the Company by assisting them to become owners of capital stock of the Company and thus permitting them to benefit directly from its growth, development and financial success.

(2)           To enable the Company to obtain and retain the services of the type of directors, officers, and employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

"AO Option" shall mean an Accelerated Ownership Non-Qualified Stock Option granted in accordance with Section 4.5 hereof.

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Stock Option Committee of the Board, appointment as provided in Section 6.1.

"Common Stock" shall mean the common stock of the Company.

"Companion Grant" shall have the definition set forth in Section 4.9 hereof.

"Company" shall mean Hi-Shear Technology Corp. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Options outstanding under the Plan, in a transaction to which Section 425(a) of the Code applies.

"Director" shall mean a member of the Board.

“Employee” shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, and except with respect to any Incentive Stock Options, consultants or advisors of the Company.

“Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“Non-Qualified Option” shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

“Officer” shall mean an officer of the Company.

“Option” shall mean an option to purchase capital stock of the Company granted under the Plan. “Options” includes both Incentive Stock Options and Non-Qualified Options.

“Optionee” shall mean a Director, Officer or Employee to whom an Option is granted under the Plan.

“Plan” shall mean this 1993 Stock Option Plan of the Company.

“Restricted Stock” shall mean common stock of the Company granted under the conditions set forth in Section 4.10.

“Secretary” shall mean the secretary of the Company.

“Securities Act” shall mean the Securities Act of 1993, as amended.

“Termination of Employment” shall mean the time when the employee-employer relationship or directorship between the Optionee and the Company is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for god cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under said Section.

ARTICLE II

SHARES SUBJECT TO PLAN

Section 2.1 - Shares Subject to Plan

The shares of stock subject to Options shall be shares of the Company's par value $.001 Common Stock. The aggregate number of such shares which may be issued upon exercise of Options or as Restricted Stock shall not exceed 500,000.

Section 2.2 - Limitation on Incentive Stock Option Grants

Subject to the overall limitations of Section 2.1, the aggregate fair market value (determined as of the time the Option is granted) of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable for the first time by any Director, Officer or Employee in any calendar year (under the Plan and all other incentive stock option plans of the Company) shall not exceed $100,000.

Section 2.3 - Unexercised Options

If any Option expires or is canceled without having been fully exercised, or is forfeited under the terms of a Restricted Stock grant, the number of shares subject to such Option or grant but as to which such Option was not exercised prior to its expiration or cancellation or shares which were forfeited may again be optioned or granted hereunder, subject to the limitations of Sections 2.1 and 2.2.

Section 2.4 - Changes in Company's Shares

In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason or reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Sections 2.1 and 2.2 on the maximum number and kind of shares which may be issued on exercise of Options or Restricted Stock which may be issued.

ARTICLE III

GRANTING OF OPTIONS

Section 3.1 - Eligibility

Any Director, Officer or Employee of the Company shall be eligible to be granted Options, except as provided in Sections 3.2 and 6.4(a). However, no Incentive Stock Option shall be granted to any Director or other person who is not an Employee of the Company.

Section 3.2 – Qualification of Incentive Stock Options

No Incentive Stock Option shall be granted unless such Option, when granted, qualified as an “incentive stock option” under Section 422 of the Code.

Section 3.3 – Granting of Options

(a)	The Committee shall from time to time, in its absolute discretion:

(i)
Determine which individuals are Directors, Officers or Employees or employees of persons whom the Company does business and select among those persons (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

(ii)
Determine the number of shares to be subject to such Options granted to such selected persons, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options, whether stock appreciation rights should be granted for all or part of the Options granted, and, if Non-Qualified Options, whether such options are AO Options; and

(iii)	Determine the terms and conditions of such Options, consistent with the Plan.

(b)
Upon the selection of a Director, Officer, Employee or other person to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions upon the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a No-Qualified Option that the Optionee surrender for cancellation some or all of the unexercised Non-Qualified Options which have been previously granted to him. A Non-Qualified Option the grant of which is conditioned upon surrendered Non-Qualified Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, priced, option period, or any other terms or condition of the surrendered Non-Qualified Option.

ARTICLE IV

TERMS OF OPTIONS
Section 4.1 – Option Agreement

Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify Options as “incentive stock options” under Section 422 of the Code.

Section 4.2 - Option Price

(a)           The price of the share subject to each Option shall be set by the Committee; provided, however, that the price per share of shares subject to an Incentive Stock Option shall be not less than 100% of the fair market value of such shares on the date such Option is granted, or 110% of the fair market value if the Optionee holds 10% or more of the Company's Common Stock, and that the price per share of shares subject to a Non-Qualified Option shall not be less than 85% of the fair market value of such shares on the date such Option is granted.

(b)           For purposes of the Plan, the fair market value of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or if shares were not traded on such date, then on the next preceding trading day during which the sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and the asked prices for the stock on such date as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 4.3 - Commencement of Exercisability

(a)           Except as the Committee may otherwise provide, or in the case of death or disability of the Optionee, (i) no Option may be exercised in whole or in part during the six months after such Option is granted, and (ii) the Company common stock acquired under this Plan shall not be sold for at least six months after acquisition.

(b)           Subject to the provisions of Sections 4.3(a), 4.3(c) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c) and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

(c)           No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 4.7 - Adjustments in Outstanding Options

In the event that the outstanding shares of the stock subject to Options are charged into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(b)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

Section 4.8 - Merger. Consolidation. Acquisition. Liquidation or Dissolution

The Committee shall provide by the terms of each Option that, upon or in connection with the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, such Option shall be assumed or an equivalent option substituted by any successor corporation of the Company. The Committee may also, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b), and/or any installment provisions of such Option.

Section 4.9 - Stock Appreciation Rights

Stock appreciation rights may be granted, at the discretion of the Committee, separately or concurrently with the grant of any Option granted under the Plan ("Companion Grant"). A stock appreciation right shall extend to all or a portion of the shares covered by the Companion Grant. If a stock appreciation right extends to less than all the shares covered by the Companion Grant and if a portion of the Option contained in the Companion Grant is thereafter exercised, the number of shares subject to the unexercised stock appreciation right shall be reduced only if and to the extent that the remaining portion of the Option contained in the Companion Grant covers fewer shares that the unexercised stock appreciation right would otherwise cover. A stock appreciation right shall entitle the Optionee (subject to the conditions and limitations set forth below), under surrender of a then exercisable portion of the Option contained in the Companion Grant (subject to the maximum number of shares to which the stock appreciation right extends), to receive payment of an amount determined pursuant to subparagraph (b) of the following paragraph.

Stock Appreciation Rights.  The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the Fair Market Value of one share of Stock on the date the grant of such Stock Appreciation Right.

(b)  The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards.

(c) Restricted Stock.  The Plan Administrator is authorized to grant Restricted Stock to Participants on the following terms and conditions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

ARTICLE V

EXERCISE OF OPTIONS

Section 5.1 – Person Eligible to Exercise

During the lifetime of the Optionee, only heor a legal representative thereof may exercise an Optin granted to himor her, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by an person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5,2 - Partial Exercise

At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under Section 4.4 or Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4. or Section 4.7:

(a)           Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

(b)           (i)           Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

(ii)           Shares of any class of the Company's stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value (as determinable under Section 4.2(b)) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

(iii)           With the consent of the Committee, a full recourse promissory note bearing interest (at least at such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

(iv)           Any combination of the consideration provided in the foregoing subsections (i), (ii), and (iii); and

(c)           Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to its transfer agents and registrars; and

(d)           In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 – Conditions to Issuance of Stock Certificates

The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)           The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities ad Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(b)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(c)           The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option.

Section 5.5 – Rights as Shareholders

The holders of Options shall not be, nor have any of the rights of, shareholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such shareholders.

Section 5.6 – Transfer Restrictions

The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement. The Committee may require the Director, within two years from the date of granting such option or one year after the transfer of such shares to such Director, Officer or Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

Section 5.7 - Withholding Tax

Should any amount be required to be withheld for payment of taxes under the Code from an Optionee with respect to the exercise of any Option, Optionee in his discretion may pay such withholding tax in shares of the Company's Common Stock, at the fair market value of such Common Stock on the date of payment.

Section 5.8 - Reports

The Company shall provide to each Optionee a copy of the Company's annual report when released to the Company's stockholders.

ARTICLE VI

ADMINISTRATION

Section 6.1 - Stock Option Committee

The Committee shall consist of at least two Directors, appointed by and holding office at the pleasure of the Board. Appointment of Committee member shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

After the Company's Common Stock becomes registered under the Securities Exchange Act of 1934, as amended, unless otherwise provided by the Board, no Options, stock appreciation rights or Restricted Stock may be granted to any member of the Committee. No person shall be eligible to serve on the Committee unless he is then a "disinterested person" within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, if and as such Rule is then in effect.

Section 6.2 - Duties and Powers of Committee

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt or amend such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee may accelerate the exercise date of any option and determine the right of any person to exercise the rights on behalf of any Optionee. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

ARTICLE VII

OTHER PROVISIONS

Section 7.1 – Options Not Transferrable

No Option or interest or right therein or part thereof shall be liable for debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall by null an void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.2 – Amendment, Suspension or Termination of the Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at anytime or from time to time by the Board or the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option therefore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

(a)	The expiration of ten years from the date the Plan is adopted; or

(b)           The expiration of ten years from the date the Plan is approved by the Company’s shareholders under Section 7.3.

Section 7.3 - Approval of Plan by Shareholders

This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Incentive Stock Options may be granted prior to such shareholder approval; provided, however, that such Incentive Stock Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Incentive Stock Options previously granted under the Plan shall thereupon be canceled and become null and void.

Section 7.4 - Effect of Plan Upon Other Option and Compensation Plans

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but no by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, firm or association.

Section 7.5 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

* * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Hi-Shear Technology Corp. on 12/20     , 1993.

Executed this 23rd day of December, 1993.

/s/
Asst. Secretary

Corporate Seal